UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2006

CHINA WORLD TRADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26119
(Commission File Number)

87-0629754
(I.R.S. Employer Identification No.)

3rd Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, The PRC 510620
(Address of Principal Executive Offices) (Zip Code)

011-8620-3878-0286
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
Former Name or Former Address, if changed since last report

This Current Report on Form 8-K/A is filed by China World Trade Corporation, a Nevada corporation (the “Registrant”), in connection with the items described herein.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

    On January 5, 2006, the Registrant announced the appointment of Mr. Chi Ming Chan to the position of Chief Executive Officer, effective immediately. On January 10, 2006, the Registrant issued a press release announcing Mr. Chan’s appointment as well as certain other management changes, a copy of which is attached hereto as Exhibit 99.1

    Mr. Chan, age 44, is a Director and was General Manager of the Registrant. Mr. Chan has been responsible for the strategic planning, corporate development and project implementation of the Registrant. Before joining the Registrant, Mr. Chan was a Corporate Development Strategist for Renren Holding Ltd., a publicly listed company on the Hong Kong Stock Exchange. Mr. Chan founded Asian Information Resources (Holding) Ltd. in 1995, which eventually listed on the Hong Kong Stock Exchange in 1999. A specialist in Chinese law and China affairs, Mr. Chan is an expert in networking, Internet technology, database technology and management of technical resources. He developed an electronic database system for the Law-on-Line project of the University of Hong Kong and has provided technical consultancy to this project since 1991. He has also developed the Dongguan Network, which has become a successful model for other cities in China. He was appointed by the Asian Development Bank (ADB) as a consultant for the TA Project No. 2702 - Study on PRC Legal Information System and the Electronic Data Expert for the TA project No. 3000. Mr. Chan is also a Director of China Datacom Corporation, a Nevada corporation which trades on Pink Sheets.com. Mr. Chan holds a Master of Law degree from Lancaster University, the United Kingdom, a Master of Philosophy degree in Physics and Bachelor Degree in Physics both from the Chinese University of Hong Kong.

    The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Chan had or is to have a direct or indirect material interest in excess of $60,000. In addition, the Registrant discloses that it has entered into an employment agreement with Mr. Chan for a twelve-month period beginning January 1, 2006, at an annual salary of $70,000. Mr. Chan is also entitled to receive employee stock options and year-end bonuses which are awarded at the discretion of the Board of Directors.

    The Registrant also reports that Mr. Man Ha has been appointed as Deputy Chief Financial Officer, to assist Mr. Bernard Chan, who is the Registrant’s Chief Financial Officer. Mr. Ha will be responsible for managing financial affairs related to the Registrant’s day-to-day operations.

    On January 5, 2006, Mr. John H.W. Hui resigned as Chief Executive Officer of the Registrant, effective immediately. However, Mr. Hui will continue in his position of Vice Chairman and Director of the Registrant, and he will focus his efforts on business development and mergers and acquisitions.

    Also on January 5, 2006, Samuel Yung resigned as a Director of the Registrant, effective immediately.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number    Description of Exhibit

99.1	Press release, dated January 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WORLD TRADE CORPORATION

By: /s/ C.M. Chan
     C.M. Chan
     Chief Executive Officer

Date: January 10, 2006

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